CUSIP No. 268603107	Schedule 13G	Page 11 of 11

Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13G. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 14th day of February, 2024.

Biglari Holdings Inc.

By:	/s/ Sardar Biglari
Name:	Sardar Biglari
Title:	Chairman and Chief Executive Officer

The Lion Fund II, L.P.
By:	Biglari Capital Corp., its general partner

By:	/s/ Sardar Biglari
Name:	Sardar Biglari
Title:	Chairman and Chief Executive Officer

First Guard Insurance Company
By:	Biglari Holdings Inc., its parent company

By:	/s/ Sardar Biglari
Name:	Sardar Biglari
Title:	Chairman and Chief Executive Officer

Biglari Capital Corp.

By:	/s/ Sardar Biglari
Name:	Sardar Biglari
Title:	Chairman and Chief Executive Officer

Sardar Biglari

/s/ Sardar Biglari